As filed with the Securities and Exchange Commission on January 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	36-4883909
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

830 Winter Street

Waltham, Massachusetts 02451

(781) 786-8230

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua T. Brumm

President and Chief Executive Officer

Dyne Therapeutics, Inc.

830 Winter Street

Waltham, Massachusetts 02451

(781) 786-8230

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Falber Scott N. Lunin Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000	Brent B. Siler Divakar Gupta Brian F. Leaf Michael Tenta Cooley LLP One Freedom Square, Reston Town Center 11951 Freedom Drive Reston, Virginia 20190 Telephone: (703) 456-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-252194

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	575,000 shares	$28.00	$16,100,000	$1,757

(1)	Includes 75,000 shares of common stock the underwriters have the option to purchase.
(2)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Dyne Therapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-252194), which was declared effective by the Securities and Exchange Commission on January 20, 2021, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-252194) filed with the Commission on January 19, 2021)

.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 20th day of January, 2021.

DYNE THERAPEUTICS, INC.

By:	/s/ Joshua Brumm
Joshua Brumm
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua Brumm Joshua Brumm	President, Chief Executive Officer and Director (principal executive officer)	January 20, 2021

/s/ Richard Scalzo Richard Scalzo	Vice President of Accounting and Administration and Treasurer (principal financial and accounting officer)	January 20, 2021

* Jason Rhodes	Director and Chairman of the Board	January 20, 2021

* Ed Hurwitz	Director	January 20, 2021

* Dirk Kersten	Director	January 20, 2021

* Lawrence Klein, Ph.D.	Director	January 20, 2021

* David Lubner	Director	January 20, 2021

* Catherine Stehman-Breen, M.D.	Director	January 20, 2021

*By:	/s/ Joshua Brumm
Joshua Brumm Attorney-in-fact